Exhibit 99.1

NeoPhotonics Reports Fourth Quarter and Year End 2014 Financial Results

•	Achieved Record Fourth Quarter Revenue of $79.0 million
•	Improved Non-GAAP Gross Margin to 30.3% in the Fourth Quarter
•	Achieved GAAP Net Income of $1.6 million in the Fourth Quarter
•	Posted Non-GAAP Net Income of $6.3 million in the Fourth Quarter
•	Generated EBITDA of $11.6 million in the Fourth Quarter

SAN JOSE, CA – March 3, 2015 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks, today announced financial results for its fourth quarter and year ended December 31, 2014.

“We are pleased to announce record fourth quarter revenue, and more importantly, we have achieved profitability on both a GAAP and non-GAAP basis. This is a direct result of our focus on cost control and product portfolio optimization. During the quarter, we generated sufficient cash from operations that, coupled with subsequent debt restructuring achievements, we significantly strengthened our balance sheet,” said Tim Jenks, NeoPhotonics Chairman and CEO. “Driven particularly by 100G products and deployments, our underlying business remains strong and growing. We intend to maintain our focus on the highest speed optical network applications and on achieving sustainable profitability,” continued Mr. Jenks.

Fourth Quarter Summary

•	Revenue was $79.0 million, a record high fourth quarter, up $4.6 million, or 6.2%, from the fourth quarter of 2013, and a decrease of $2.6 million, or 3.2%, from the prior quarter.
•	Gross margin was 28.7%, up from 26.4% in the fourth quarter of 2013, and up from 24.6% in the prior quarter.
•	Non-GAAP gross margin was 30.3%, up from 27.5% in the fourth quarter of 2013, and up from 26.5% in the prior quarter.
•	Net income was $1.6 million, up from a loss of $4.5 million in the fourth quarter of 2013, and up from a loss of $1.9 million in the prior quarter.
•	Non-GAAP net income was $6.3 million, up from a loss of $1.8 million in the fourth quarter of 2013, and an increase from $1.4 million in the prior quarter.
•	Diluted earnings per share was $0.05, an improvement from a loss of $0.14 in the fourth quarter of 2013, and up from a loss of $0.06 in the prior quarter.
•	Non-GAAP diluted earnings per share was $0.19, up from a loss of $0.06 in the fourth quarter of 2013, and an improvement from earnings of $0.04 in the prior quarter.
•	Adjusted EBITDA was $11.6 million, an improvement from $3.0 million in the fourth quarter of 2013, and up from $7.3 million in the prior quarter.

At December 31, 2014, cash and cash equivalents and restricted cash and investments, totaled $64.3 million, up from $57.9 million at September 30, 2014. Restricted cash and investments at December 31, 2014 were $21.3 million, down from $22.7 million at September 30, 2014.

Subsequent to December 31, 2014, the Company restructured its debt with new arrangements from Comerica Bank and Bank of Tokyo-Mitsubishi UFJ, Ltd., which have effectively increased current unrestricted cash by approximately $22 million and increased the Company’s available borrowing capacity by approximately $9 million.

Annual Summary

•	Revenue in 2014 was $306.2 million, an increase of $23.9 million, or 8.5%, from $282.2 million in 2013.
•	Gross margin was 23.2%, approximately flat compared with 2013.
•	Non-GAAP gross margin was 25.0%, down from 26.0% in 2013.
•	Net loss for the full year was $19.7 million, an improvement from a net loss of $34.3 million in 2013.
•	Non-GAAP net loss for the full year was $9.2 million, an improvement from a Non-GAAP net loss of $14.2 million in 2013.
•	Diluted net loss per share was $0.61, an improvement from a diluted net loss per share of $1.11 in 2013.
•	Non-GAAP diluted net loss per share was $0.29, an improvement from a diluted net loss per share of $0.46 in 2013.
•	Adjusted EBITDA was $12.0 million, up from $4.5 million in 2013.

Outlook for the Quarter Ending March 31, 2015

The Company’s expectations for the first quarter 2015 are:

•	Revenue in the range of $75 million to $81 million
•	Non-GAAP gross margin in the range of 26% to 30%
•	Diluted loss per share in the range of 18 cents to 7 cents, and
•	Non-GAAP diluted income/loss per share in the range of a loss of 9 cents to earnings of 2 cents.

The Non-GAAP outlook for the first quarter of 2015 excludes the expected amortization of intangibles and other assets of approximately $1.8 million, and the anticipated impact of stock-based compensation of approximately $2.0 million, of which $0.3 million is estimated for cost of goods sold.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s Non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures, and a reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call
The Company will host a conference call today, March 3, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Tim Jenks, and Chief Financial Officer, Ray Wallin, will present an overview of the fourth quarter and year 2014 financial results, discuss current business conditions, and respond to questions. The call will be available, live, to interested parties by dialing +1 888-427-9411. For international callers, please dial +1 719-325-2484. The Conference ID number is 1102896. A live webcast will also be available in the Investors Relations section of NeoPhotonics website at: www.neophotonics.com.

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

© 2015 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, the Company’s market position and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments, the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; economic conditions or natural disasters; volatility in utilization of manufacturing operations, supporting utility services and other manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the Company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, including the recent acquisition of EMCORE’s tunable laser product line, market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow, changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2014 and for the three and nine months ended September 30, 2014. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

Contacts:

NeoPhotonics Corporation

Clyde R. Wallin, +1-408-895-6020

Chief Financial Officer

ray.wallin@neophotonics.com

Or

Sapphire Investor Relations, LLC

Erica Mannion, +1-415-471-2700

Investor Relations

ir@neophotonics.com

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Dec. 31, 2014	Dec. 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 43,035	$ 57,101
Short-term investments	-	17,916
Restricted cash and investments	10,754	2,138
Accounts receivable, net	77,597	64,533
Inventories, net	57,347	64,908
Prepaid expenses and other current assets	15,540	9,977
Total current assets	204,273	216,573
Property, plant and equipment, net	57,657	68,851
Restricted cash and investments, non-current	10,500	-
Purchased intangible assets, net	10,263	15,005
Other long-term assets	3,591	1,798
Total assets	$ 286,284	$ 302,227

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 48,949	$ 48,569
Notes payable and short-term borrowing	22,771	9,738
Current portion of long-term debt	9,918	10,325
Accrued and other current liabilities	22,728	23,643
Total current liabilities	104,366	92,275
Long-term debt, net of current portion	13,418	24,150
Deferred income tax liabilities	1,818	1,004
Other noncurrent liabilities	7,226	7,987
Total liabilities	126,828	125,416

Stockholders' equity:
Common stock	82	79
Additional paid-in capital	456,189	447,467
Accumulated other comprehensive income	5,326	11,687
Accumulated deficit	(302,141)	(282,422)
Total stockholders' equity	159,456	176,811
Total liabilities and stockholders' equity	$ 286,284	$ 302,227

NeoPhotonics Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Years Ended
	Dec. 31, 2014	Sep. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Revenue	$ 78,982	$ 81,576	$ 74,375	$306,177	$282,242
Cost of goods sold (1)	56,296	61,512	54,739	235,059	217,069
Gross profit	22,686	20,064	19,636	71,118	65,173
Gross margin	28.7%	24.6%	26.4%	23.2%	23.1%
Operating expenses:
Research and development (1)	9,976	11,842	12,832	45,959	45,853
Sales and marketing (1)	3,668	3,075	3,727	13,725	14,242
General and administrative (1)	7,671	6,712	8,159	31,570	30,012
Amortization of purchased intangible assets	366	378	404	1,502	1,532
Asset impairment charge	1,130	-	-	1,130	-
Acquisition-related costs	622	-	89	615	5,406
Restructuring charges	158	504	-	662	775
Escrow settlement gain	(1,027)	-	-	(4,913)	-
Adjustment to fair value of contingent consideration	-	-	-	-	1,026
Total operating expenses	22,564	22,511	25,211	90,250	98,846
Income (loss) from operations	122	(2,447)	(5,575)	(19,132)	(33,673)

Interest income	34	52	79	189	348
Interest expense	(332)	(375)	(240)	(1,269)	(996)
Other income, net	2,519	1,735	1,618	3,012	1,186

Total interest and other income, net	2,221	1,412	1,457	1,932	538

Income (loss) before income taxes	2,343	(1,035)	(4,118)	(17,200)	(33,135)
Provision for income taxes	(758)	(902)	(334)	(2,519)	(1,204)
Net income (loss)	$ 1,585	$ (1,937)	$ (4,452)	$(19,719)	$(34,339)
Basic and diluted net income (loss) per share	$ 0.05	$ (0.06)	$ (0.14)	$ (0.61)	$ (1.11)

Weighted averages shares used to compute basic net income (loss) per share	32,640	32,383	31,451	32,109	31,000
Weighted averages shares used to compute diluted net income per share	32,710	32,383	31,451	32,109	31,000
(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$ 160	$ 203	$ 79	$ 1,148	$ 924
Research and development	557	339	625	2,269	2,060
Sales and marketing	554	417	332	1,429	1,167
General and administrative	758	229	435	1,995	1,585
Total stock-based compensation expense	$ 2,029	$ 1,188	$ 1,471	$ 6,841	$ 5,736

NeoPhotonics Corporation
Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Years Ended
	Dec. 31, 2014	Sep. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

NON-GAAP GROSS PROFIT:
GAAP gross profit	$22,686	$20,064	$19,636	$71,118	$65,173
Stock-based compensation expense	160	203	79	1,148	924
Amortization of purchased intangible assets	696	709	605	2,833	2,543
Amortization of acquisition-related fixed asset step-up	289	323	208	1,071	1,120
Amortization of acquisition-related inventory step-up	-	-	(176)	-	2,897
Restructuring charges	132	292	71	424	699
Non-GAAP gross profit	$23,963	$21,591	$20,423	$76,594	$73,356
Non-GAAP gross margin (% of revenue)	30.3%	26.5%	27.5%	25.0%	26.0%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP Total operating expenses	$22,564	$22,511	$25,211	$90,250	$98,846
Stock-based compensation expense	(1,869)	(985)	(1,392)	(5,693)	(4,812)
Amortization of purchased intangible assets	(366)	(378)	(404)	(1,502)	(1,532)
Amortization of acquisition-related fixed asset step-up	(272)	(304)	(107)	(994)	(468)
Amortization of acquisition-related inventory step-up	-	-	-	-	-
Asset Impairment charges	(1,130)	-	-	(1,130)	-
Acquisition-related costs	(622)	-	(89)	(615)	(5,406)
Restructuring charges	(158)	(504)	(1)	(662)	(775)
Escrow settlement gain	1,027	-	-	4,913	-
Fair value adjustment to contingent consideration	-	-	-	-	(1,026)

Non-GAAP total operating expenses	$19,174	$20,340	$23,218	$84,567	$84,827

NON-GAAP OPERATING INCOME (LOSS):
GAAP operating income (loss)	$ 122	$(2,447)	$(5,575)	$(19,132)	$(33,673)
Stock-based compensation expense	2,029	1,188	1,471	6,841	5,736
Amortization of purchased intangible assets	1,063	1,086	1,009	4,335	4,075
Amortization of acquisition-related fixed asset step-up	560	628	315	2,065	1,588
Amortization of acquisition-related inventory step-up	-	-	(176)	-	2,897
Asset Impairment charges	1,130	-	-	1,130	-
Acquisition-related costs	622	-	89	615	5,406
Restructuring charges	290	796	72	1,086	1,474
Escrow settlement gain	(1,027)	-	-	(4,913)	-
Fair value adjustment to contingent consideration	-	-	-	-	1,026
				-
Non-GAAP operating income (loss)	$ 4,789	$ 1,251	$(2,795)	$ (7,973)	$(11,471)
Non-GAAP operating margin (% of revenue)	6.1%	1.5%	-3.8%	-2.6%	-4.1%

NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$ 1,585	$(1,937)	$(4,452)	$(19,719)	$(34,339)
Stock-based compensation expense	2,029	1,188	1,471	6,841	5,736
Amortization of purchased intangible assets	1,063	1,086	1,009	4,335	4,075
Amortization of acquisition-related fixed asset step-up	560	628	315	2,065	1,588
Amortization of acquisition-related inventory step-up	-	-	(176)	-	2,897
Asset Impairment charges	1,130	-	-	1,130	-
Acquisition-related costs	622	-	89	615	5,406
Restructuring charges	290	796	72	1,086	1,474
Escrow settlement gain	(1,027)	-	-	(4,913)	-
Fair value adjustment to contingent consideration	-	-	-	-	1,026
Income tax effect of Non-GAAP adjustments	85	(343)	(170)	(680)	(2,041)
Non-GAAP net income (loss)	$ 6,337	$ 1,418	$(1,842)	$ (9,240)	$(14,178)

ADJUSTED EBITDA:
GAAP net income (loss)	$ 1,585	$(1,937)	$(4,452)	$(19,719)	$(34,339)
Stock-based compensation expense	2,029	1,188	1,471	6,841	5,736
Amortization of purchased intangible assets	1,063	1,086	1,009	4,335	4,075
Amortization of acquisition-related fixed asset step-up	560	628	315	2,065	1,588
Amortization of acquisition-related inventory step-up	-	-	(176)	-	2,897
Asset Impairment charges	1,130	-	-	1,130	-
Acquisition-related costs	622	-	89	615	5,406
Restructuring charges	290	796	72	1,086	1,474
Escrow settlement gain	(1,027)	-	-	(4,913)	-
Fair value adjustment to contingent consideration	-	-	-	-	1,026
Interest expense, net	298	323	161	1,080	648
Provision for income taxes	758	902	334	2,519	1,204
Depreciation expense	4,277	4,323	4,194	17,003	14,752
Adjusted EBITDA	$11,585	$ 7,309	$ 3,017	$ 12,042	$ 4,467

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic and diluted net income (loss) per share	$ 0.05	$ (0.06)	$ (0.14)	$ (0.61)	$ (1.11)
Non-GAAP basic and diluted net income (loss) per share	$ 0.19	$ 0.04	$ (0.06)	$ (0.29)	$ (0.46)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE:	32,640	32,383	31,451	32,109	31,000
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME PER SHARE:	32,710	32,383	31,451	32,109	31,000
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME PER SHARE:	32,821	32,700	31,451	32,109	31,000